Exhibit 3.3
SECOND AMENDED AND RESTATED
BYLAWS
OF
VIASYSTEMS GROUP, INC.
A Delaware Corporation

Article I	OFFICES	1
1.1	Registered Office and Agent	1
1.2	Other Offices	1
Article II	MEETINGS OF STOCKHOLDERS	1
2.1	Annual Meeting	1
2.2	Special Meeting	1
2.3	Notice of Stockholder Nominations and Business	2
2.4	Place of Meetings	6
2.5	Notice of Meeting	6
2.6	Voting List	7
2.7	Quorum	7
2.8	Required Vote; Withdrawal of Quorum	7
2.9	Method of Voting; Proxies	7
2.10	Record Date	8
2.11	Conduct of Meeting	9
Article III	DIRECTORS	9
3.1	Management	9
3.2	Number; Qualification; Election; Term	9
3.3	Change in Number	9
3.4	Removal	9
3.5	Vacancies	9
3.6	Meetings of Directors	10
3.7	First Meeting	10
3.8	Regular Meetings	10
3.9	Special Meetings	10
3.10	Notice	10
3.11	Quorum; Majority Vote	10
3.12	Procedure	10
3.13	Compensation	11
Article IV	COMMITTEES	11
4.1	Designation	11
4.2	Number; Qualification; Term	11
4.3	Authority	11

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4.4	Committee Changes	11
4.5	Alternate Members of Committees	11
4.6	Regular Meetings	11
4.7	Special Meetings	11
4.8	Quorum; Majority Vote	12
4.9	Minutes	12
4.10	Compensation	12
4.11	Responsibility	12
Article V	NOTICE	12
5.1	Method	12
5.2	Waiver	12
Article VI	OFFICERS	13
6.1	Number, Titles, Term of Office	13
6.2	Removal	13
6.3	Vacancies	13
6.4	Authority	13
6.5	Compensation	13
6.6	Chairman of the Board	13
6.7	President	13
6.8	Vice Presidents	14
6.9	Treasurer	14
6.10	Assistant Treasurers	14
6.11	Secretary	14
6.12	Assistant Secretaries	14
Article VII	CERTIFICATES AND STOCKHOLDERS	14
7.1	Certificates for Shares	14
7.2	Replacement of Lost or Destroyed Certificates	15
7.3	Transfer of Shares	15
7.4	Registered Stockholders	15
7.5	Regulations	15
7.6	Legends	15
Article VIII	INDEMNIFICATION AND LIMITATION ON LIABILITY	16
8.1	Indemnification of Directors, Officers and Others	16

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8.2	Continuing Right	16
8.3	Limitation on Liability	16
8.4	Insurance	17
8.5	Subrogation	17
8.6	Enforceability of Right to Indemnification	17
8.7	Amendment or Repeal	17
Article IX	MISCELLANEOUS PROVISIONS	17
9.1	Dividends	17
9.2	Reserves	17
9.3	Ratification	18
9.4	Books and Records	18
9.5	Fiscal Year	18
9.6	Seal	18
9.7	Bank Accounts and Drafts	18
9.8	Contracts	18
9.9	Proxies; Powers of Attorney; Other Instruments	18
9.10	Financial Reports	19
9.11	Resignations	19
9.12	Securities of Other Corporations	19
9.13	Telephone Meetings	19
9.14	Action Without a Meeting	19
9.15	Invalid Provisions	20
9.16	Mortgages, Etc.	20
9.17	Headings	20
9.18	References	20
9.19	Amendments	20
9.20	Stockholder Agreement	20

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SECOND AMENDED AND RESTATED BYLAWS
OF
VIASYSTEMS GROUP, INC.
A Delaware Corporation
PREAMBLE
     These bylaws of Viasystems Group, Inc., a Delaware corporation (the “Corporation”), have been amended and restated as of February 11, 2010. These bylaws are subject to, and governed by, the General Corporation Law of the State of Delaware (the “DGCL”) and the Corporation’s certificate of incorporation. In the event of a direct conflict between the provisions of these bylaws and the mandatory provisions of the DGCL or the provisions of the certificate of incorporation of the Corporation, such provisions of the DGCL or the certificate of incorporation of the Corporation, as the case may be, will be controlling.
ARTICLE I
OFFICES
     1.1 Registered Office and Agent. The registered office and registered agent of the Corporation shall be as designated from time to time by the appropriate filing by the Corporation in the office of the Secretary of State of the State of Delaware.
     1.2 Other Offices. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the board of directors of the Corporation (the “Board”) may from time to time determine or as the business of the Corporation may require.
ARTICLE II
MEETINGS OF STOCKHOLDERS
     2.1 Annual Meeting. An annual meeting of stockholders of the Corporation shall be held each calendar year on such date and at such time as shall be designated from time to time by the Board and stated in the notice of the meeting or in a duly executed waiver of notice of such meeting. At such meeting, the stockholders shall elect directors and transact such other business as may properly be brought before the meeting, subject to the limitations set forth in Section 2.3(a).
     2.2 Special Meeting. A special meeting of the stockholders may be called only by the Chairman of the Board, the Board (pursuant to a resolution adopted by a majority of the total number of directors that the Corporation would have if there were no vacancies) or the President of the Corporation. If VG Holdings, LLC and its affiliates (collectively, “Holdings”) collectively beneficially own, directly or indirectly, thirty-five percent (35%) or more of the outstanding shares of capital stock of the Corporation, then a special meeting shall be called by the Board upon written request to the Secretary of the Corporation of one or more record holders of shares of capital stock of the Corporation representing in the aggregate not less than thirty-five percent

(35%) of the total number of shares of capital stock of the Corporation entitled to vote on the matter or matters to be brought before the proposed special meeting. A stockholder request for a special meeting shall be signed by each stockholder, or duly authorized agent of such stockholder, requesting the special meeting and shall set forth a brief description of each matter of business desired to be brought before the special meeting and the reasons for conducting such business at the special meeting and the information required in Sections 2.3(a)(3) of this Article II. A special meeting shall be held on such date and at such time as shall be designated by the person(s) calling the meeting and stated in the notice of the meeting or in a duly executed waiver of notice of such meeting; provided, however, that the date of any such special meeting shall be not more than one hundred twenty (120) days after the request to call the special meeting by one or more stockholders who satisfy the requirements of this Section 2.2 is received by the Secretary of the Corporation. Notwithstanding the foregoing, a special meeting requested by stockholders shall not be held if (i) the stated business to be brought before the special meeting is not a proper subject for stockholder action under applicable law, or (ii) the Board has called or calls for an annual meeting of stockholders to be held within one hundred twenty (120) days after the Secretary of the Corporation receives the request for the special meeting and the Board determines in good faith that the business of such annual meeting includes (among any other matters properly brought before the annual meeting) the business specified in the stockholders’ request. Only such business shall be transacted at a special meeting as may be stated or indicated in the notice of such meeting or in a duly executed waiver of notice of such meeting.
     2.3 Notice of Stockholder Nominations and Business
          (a) Annual Meetings.
               (1) Nominations of persons for election to the Board and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders only (A) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (B) by or at the direction of the Board, or (C) by any stockholder of the Corporation who (i) was a stockholder of record of the Corporation at the time the notice provided for in this Section 2.3 is delivered to the Secretary of the Corporation and at the time of the annual meeting, (ii) is entitled to vote at the meeting, and (iii) complies with the notice procedures set forth in this Section 2.3 as to such business or nomination. Clause (C) of the preceding sentence shall be the exclusive means for a stockholder to make nominations or submit other business (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and included in the Corporation’s notice of meeting) before an annual meeting of stockholders.
               (2) Without qualification or limitation, for any nominations or any other business to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of paragraph (a)(1) of this Section 2.3, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and any such proposed business, other than the nominations of persons for election to the Board, must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day nor later than the close of business on the ninetieth (90th) day prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that no annual meeting was held in the previous year or that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of (x) the ninetieth (90th) day prior to such annual meeting or (y) the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.
               (3) To be in proper form, a stockholder’s notice delivered pursuant to this Section 2.3 shall set forth: (A) as to each person, if any, whom the stockholder proposes to nominate for election or reelection as a director (i) all information relating to such person that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in contested election, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act, (ii) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected and (iii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three (3) years, and any other material relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; (B) if the notice relates to any business other than a nomination of a director or directors that the stockholder proposes to bring before the meeting, (i) a brief description of the business desired to be brought before the meeting, (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the bylaws of the Corporation, the language of the proposed amendment), (iii) the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made, and a description of all agreements, arrangements and understandings between such stockholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder; and (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, if any, (ii) (a) the class or series and number of shares of capital stock of the Corporation which are, directly or indirectly, owned beneficially and of record by such stockholder and such beneficial owner, (b) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of capital stock of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of capital stock of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of capital stock of the Corporation, (c) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder has a right to vote any shares of any security of the Company, (d) any short interest in any security of the Company (for purposes of this bylaw a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (e) any rights to dividends on the shares of capital stock of the Corporation owned beneficially by such stockholder that are separated or separable from the underlying shares of the Corporation, (f) any proportionate interest in shares of capital stock of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (g) any performance-related fees (other than an asset-based fee) that such stockholder is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including, without limitation, any such interests held by members of such stockholder’s immediate family sharing the same household, (iii) a description of any agreement, arrangement or understanding with respect to the nomination or proposal between or among such stockholder and such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing, (iv) a representation that the stockholder is a holder of record of capital stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, (v) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee or (b) otherwise to solicit proxies from stockholders in support of such proposal or nomination, and (vi) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation (including eligibility to be an independent director) or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee. Notwithstanding the foregoing, the information required by clauses (C)(ii) and (C)(iii) of this Section 2.3(a) shall be updated by such stockholder and beneficial owner, if any, not later than ten (10) days after the record date for the meeting to disclose such information as of the record date.
               (4) Notwithstanding anything in the second sentence of Section 2.3(a)(2) to the contrary, in the event that the number of directors to be elected to the Board of the Corporation at an annual meeting is increased and there is no public announcement by the Corporation naming all of the nominees for additional directorships or specifying the size of the increased Board at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Article II shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.
          (b) Special Meetings. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (1) by or at the direction of the Board, or (2) provided that the Board has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who (A) is a stockholder of record of the Corporation at the time the notice provided for in this Section 2.3(b) is delivered to the Secretary of the Corporation and at the time of the special meeting, (B) is entitled to vote at the meeting and upon such election, and (C) complies with the notice procedures set forth in this Section 2.3(b) as to such nomination. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by Section 2.3(a)(3) of this Article II with respect to any nomination shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or, if the first public announcement of the date of such special meeting is less than one hundred (100) days prior to the date of such special meeting, the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.
          (c) General.
               (1) Only such persons who are nominated in accordance with the procedures set forth in this Article II shall be eligible to be elected at an annual or special meeting of stockholders of the Corporation to serve as directors and only such other business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Article II. Except as otherwise provided by law, the certificate of incorporation of the Corporation or these bylaws, the person presiding at the meeting of stockholders shall have the power and duty (A) to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Article II (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by Section 2.3(a)(3)(C)(v)) and (B) if any proposed nomination or other business was not made or proposed in compliance with this Article II, to declare that such nomination shall be disregarded or that such proposed other business shall not be transacted. Notwithstanding the foregoing provisions of this Article II, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or other business, such nomination shall be disregarded and such proposed other business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 2.3(c), to be considered a “qualified representative of the stockholder,” a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.
               (2) For purposes of this Article II, “public announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.
               (3) Notwithstanding the foregoing provisions of this Article II, a stockholder shall also comply with all applicable requirements of the Exchange Act with respect to the matters set forth in this Article II; provided however, that any references in these bylaws to the Exchange Act are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Article II (including Section 2.3(a)(1)(C) and Section 2.3(b)), and compliance with Section 2.3(a)(1)(C) and Section 2.3(b) shall be the exclusive means for a stockholder to make nominations or submit other business, as applicable (other than matters brought properly under and in compliance with Rule 14a-8 of the Exchange Act, as may be amended from time to time). Nothing in this Article II shall be deemed to affect any rights (A) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 of the Exchange Act or (B) of the holders of any class or series of preferred stock to elect directors pursuant to any applicable provisions of the certificate of incorporation of the Corporation.
     2.4 Place of Meetings. An annual meeting of stockholders may be held at any place within or without the State of Delaware designated by the Board. A special meeting of stockholders may be held at any place within or without the State of Delaware designated in the notice of the meeting or a duly executed waiver of notice of such meeting. Meetings of stockholders shall be held at the principal office of the Corporation unless another place is designated for meetings in the manner provided herein.
     2.5 Notice of Meeting. Written or printed notice stating the place, day, and time of each meeting of the stockholders and, in case of a special meeting, the purpose or purposes for which the meeting is called shall be delivered not less than ten nor more than 60 days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the officer or person(s) calling the meeting, to each stockholder of record entitled to vote at such meeting. If such notice is to be sent by mail, it shall be directed to such stockholder at his address as it appears on the records of the Corporation, unless he shall have filed with the Secretary of the Corporation a written request that notices to him be mailed to some other address, in which case it shall be directed to him at such other address. Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy and shall not, at the beginning of such meeting, object to the transaction of any business because the meeting is not lawfully called or convened, or who shall, either before or after the meeting, submit a signed waiver of notice, in person or by proxy.
     2.6 Voting List. At least ten days before each meeting of stockholders, the Secretary or other officer of the Corporation who has charge of the Corporation’s stock ledger, either directly or through another officer appointed by him or through a transfer agent appointed by the Board, shall prepare a complete list of stockholders entitled to vote thereat, arranged in alphabetical order and showing the address of each stockholder and number of shares registered in the name of each stockholder. For a period of ten days prior to such meeting, such list shall be (a) made available on a reasonably accessible electronic network, access to which shall be specified in the notice of meeting or a duly executed waiver of notice of such meeting or (b) kept on file at a place within the city where the meeting is to be held, which place shall be specified in the notice of meeting or a duly executed waiver of notice of such meeting or, if not so specified, at the principal place of business of the Corporation and shall be open to examination by any stockholder during ordinary business hours. Such list shall be produced at such meeting and kept at the meeting at all times during such meeting and may be inspected by any stockholder who is present.
     2.7 Quorum. The holders of a majority of the outstanding shares entitled to vote on a matter, present in person or by proxy, shall constitute a quorum at any meeting of stockholders, except as otherwise provided by law, the certificate of incorporation of the Corporation, or these bylaws. If a quorum shall not be present, in person or by proxy, at any meeting of stockholders, the stockholders entitled to vote thereat who are present, in person or by proxy, or, if no stockholder entitled to vote is present, any officer of the Corporation may adjourn the meeting from time to time, without notice other than announcement at the meeting (unless the Board, after such adjournment, fixes a new record date for the adjourned meeting), until a quorum shall be present, in person or by proxy. At any adjourned meeting at which a quorum shall be present, in person or by proxy, any business may be transacted which may have been transacted at the original meeting had a quorum been present; provided that, if the adjournment is for more than 30 days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting.
     2.8 Required Vote; Withdrawal of Quorum. When a quorum is present at any meeting, the vote of the holders of at least a majority (or in the case of the election of directors, a plurality) of the outstanding shares entitled to vote who are present, in person or by proxy, shall decide any question brought before such meeting, unless the question is one on which, by express provision of statute, the certificate of incorporation of the Corporation, or these bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question. The stockholders present at a duly constituted meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.
     2.9 Method of Voting; Proxies. Except as otherwise provided in the certificate of incorporation of the Corporation (including in any certificate of designation) or by law, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders. Elections of directors need not be by written ballot. At any meeting of stockholders, every stockholder having the right to vote may vote either in person or by a proxy executed in writing by the stockholder or by his duly authorized attorney-in-fact. Each such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after three years from the date of its execution, unless otherwise provided in the proxy. If no date is stated in a proxy, such proxy shall be presumed to have been executed on the date of the meeting at which it is to be voted. Each proxy shall be revocable unless expressly provided therein to be irrevocable and coupled with an interest sufficient in law to support an irrevocable power or unless otherwise made irrevocable by law.
     2.10 Record Date.
          (a) For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders, or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, for any such determination of stockholders, such date in any case to be not more than 60 days and not less than ten days prior to such meeting nor more than 60 days prior to any other action. If no record date is fixed:
               (1) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.
               (2) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.
               (3) A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.
          (b) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board. If no record date has been fixed by the Board, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is required by law or these bylaws, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office in the State of Delaware, principal place of business, or such officer or agent shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board and prior action by the Board is required by law or these bylaws, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.
     2.11 Conduct of Meeting. The Chairman of the Board, if such office has been filled, or, if not or if the Chairman of the Board is absent or otherwise unable to act, such other person designated by the Board shall preside at all meetings of stockholders. The Secretary shall keep the records of each meeting of stockholders. In the absence or inability to act of any such officer, such officer’s duties shall be performed by the officer given the authority to act for such absent or non-acting officer under these bylaws or by some person appointed by the meeting.
ARTICLE III
DIRECTORS
     3.1 Management. The business and property of the Corporation shall be managed by the Board. Subject to the restrictions imposed by law, the certificate of incorporation of the Corporation, or these bylaws, the Board may exercise all the powers of the Corporation.
     3.2 Number; Qualification; Election; Term. Except as otherwise set forth in the certificate of incorporation of the Corporation, the number of directors constituting the entire Board shall be fixed from time to time exclusively by resolution adopted by the Board and shall consist of no less than one member. Except as otherwise required by law, the certificate of incorporation of the Corporation, or these bylaws, the directors shall be elected at an annual meeting of stockholders at which a quorum is present. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote on the election of directors. Each director shall serve until such director’s successor is duly elected and qualified or until such director’s death, resignation or removal. None of the directors need be a stockholder of the Corporation or a resident of Delaware. Each director must have reached the age of majority.
     3.3 Change in Number. No decrease in the number of directors constituting the entire Board shall have the effect of shortening the term of any incumbent director.
     3.4 Removal. Except as otherwise provided in the certificate of incorporation of the Corporation or these bylaws, at any meeting of stockholders called expressly for that purpose, at which there is a proper quorum and where notice has been provided in accordance with Article II hereof, any director or the entire Board may be removed with or without cause by a vote of the holders of a majority of the shares then entitled to vote on the election of directors. Upon such removal of a director, the stockholders (and not the remaining directors) shall elect a director to replace such removed director at the same stockholders meeting at which such removal took place or at a subsequent stockholder meeting.
     3.5 Vacancies. Except as set forth in Section 3.4, vacancies and newly-created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by the sole remaining director, and each director so chosen shall hold office until the first annual meeting of stockholders held after his election and until his successor is elected and qualified or, if earlier, until his death, resignation or removal from office. If there are no directors in office, an election of directors may be held in the manner provided by statute. Except as otherwise provided in these bylaws, when one or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in these bylaws with respect to the filling of other vacancies.
     3.6 Meetings of Directors. The directors may hold their meetings and may have an office and keep the books of the Corporation, except as otherwise provided by statute, in such place or places within or without the State of Delaware as the Board may from time to time determine or as shall be specified in the notice of such meeting or duly executed waiver of notice of such meeting.
     3.7 First Meeting. Each newly elected Board may hold its first meeting for the purpose of organization and the transaction of business, if a quorum is present, immediately after and at the same place as the annual meeting of stockholders, and no notice of such meeting shall be necessary.
     3.8 Regular Meetings. Regular meetings of the Board shall be held at such times and places as shall be designated from time to time by resolution of the Board. Notice of such regular meetings shall not be required.
     3.9 Special Meetings. Special meetings of the Board shall be held whenever called by the Chairman of the Board, the President, or any director.
     3.10 Notice. The Secretary shall give notice of each special meeting to each director at least 24 hours before the meeting. Notice of any such meeting need not be given to any director who shall, either before or after the meeting, submit a signed waiver of notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of notice to him. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in the notice or waiver of notice of such meeting.
     3.11 Quorum; Majority Vote. At all meetings of the Board, a majority of the directors fixed in the manner provided in these bylaws shall constitute a quorum for the transaction of business. If at any meeting of the Board there be less than a quorum present, a majority of those present or any director solely present may adjourn the meeting from time to time without further notice. Unless the act of a greater number is required by law, the certificate of incorporation of the Corporation, or these bylaws, the act of a majority of the directors present at a meeting at which a quorum is in attendance shall be the act of the Board.
     3.12 Procedure. At meetings of the Board, business shall be transacted in such order as from time to time the Board may determine. The Chairman of the Board, if such office has been filled, or, if not or if the Chairman of the Board is absent or otherwise unable to act, such other person designated by the Board shall preside at all meetings of the Board. In the absence or inability to act of either such officer, a chairman shall be chosen by the Board from among the directors present. The Secretary of the Corporation shall act as the secretary of each meeting of the Board unless the Board appoints another person to act as secretary of the meeting. The Board shall keep regular minutes of its proceedings which shall be placed in the minute book of the Corporation.
     3.13 Compensation. The Board shall have the authority to fix the compensation, including fees and reimbursement of expenses, paid to directors for attendance at regular or special meetings of the Board or any committee thereof; provided, that nothing contained herein shall be construed to preclude any director from serving the Corporation in any other capacity or receiving compensation therefor.
ARTICLE IV
COMMITTEES
     4.1 Designation. The Board may, by resolution adopted by a majority of the entire Board, designate one or more committees.
     4.2 Number; Qualification; Term. Each committee shall consist of one or more directors appointed by resolution adopted by a majority of the entire Board. The number of committee members may be increased or decreased from time to time by resolution adopted by a majority of the entire Board. Each committee member shall serve as such until the earliest of (i) the expiration of his term as director, (ii) his resignation as a committee member or as a director, or (iii) his removal as a committee member or as a director.
     4.3 Authority. Each committee, to the extent expressly provided in the resolution establishing such committee, shall have and may exercise all of the authority of the Board in the management of the business and property of the Corporation except to the extent expressly restricted by law, the certificate of incorporation of the Corporation, or these bylaws.
     4.4 Committee Changes. The Board shall have the power at any time to fill vacancies in, to change the membership of, and to discharge any committee.
     4.5 Alternate Members of Committees. The Board may designate one or more directors as alternate members of any committee. Any such alternate member may replace any absent or disqualified member at any meeting of the committee. If no alternate committee members have been so appointed to a committee or each such alternate committee member is absent or disqualified, the member or members of such committee present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.
     4.6 Regular Meetings. Regular meetings of any committee may be held without notice at such time and place as may be designated from time to time by the committee and communicated to all members thereof.
     4.7 Special Meetings. Special meetings of any committee may be held whenever called by any committee member. The committee member calling any special meeting shall cause notice of such special meeting, including therein the time and place of such special meeting, to be given to each committee member at least two days before such special meeting.

Neither the business to be transacted at, nor the purpose of, any special meeting of any committee need be specified in the notice or waiver of notice of any special meeting.
     4.8 Quorum; Majority Vote. At meetings of any committee, a majority of the number of members designated by the Board shall constitute a quorum for the transaction of business. If a quorum is not present at a meeting of any committee, a majority of the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present. The act of a majority of the members present at any meeting at which a quorum is in attendance shall be the act of a committee, unless the act of a greater number is required by law, the certificate of incorporation of the Corporation, or these bylaws.
     4.9 Minutes. Each committee shall cause minutes of its proceedings to be prepared and shall report the same to the Board upon the request of the Board. The minutes of the proceedings of each committee shall be delivered to the Secretary of the Corporation for placement in the minute books of the Corporation.
     4.10 Compensation. Committee members may, by resolution of the Board, be allowed a fixed sum and expenses of attendance, if any, for attending any committee meetings or a stated salary.
     4.11 Responsibility. The designation of any committee and the delegation of authority to it shall not operate to relieve the Board or any director of any responsibility imposed upon it or such director by law.
ARTICLE V
NOTICE
     5.1 Method. Whenever by statute, the certificate of incorporation of the Corporation, or these bylaws, notice is required to be given to any committee member, director, or stockholder and no provision is made as to how such notice shall be given, personal notice shall not be required and any such notice may be given (a) in writing, by mail, postage prepaid, addressed to such committee member, director, or stockholder at his address as it appears on the books or (in the case of a stockholder) the stock transfer records of the Corporation, or (b) by any other method permitted by law (including but not limited to overnight courier service, telegram, or facsimile or other form of electronic transmission, provided such other form of electronic transmission creates a record that may be retained, retrieved, and reviewed by the recipient thereof, may be directly reproduced in paper form by such recipient, and such recipient has consented to the delivery of notice by such method). All notices shall be deemed to be delivered and given at the time when the same is deposited in the United States mail, delivered to the overnight courier service or telegram service, or transmitted by facsimile or other form of electronic transmission, as applicable, and in each case with any and all charges prepaid and addressed as aforesaid.
     5.2 Waiver. Whenever any notice is required to be given to any stockholder, director, or committee member of the Corporation by statute, the certificate of incorporation of the Corporation, or these bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice. Attendance of a stockholder, director, or committee member at a meeting shall constitute a waiver of notice of such meeting, except where such person attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.
ARTICLE VI
OFFICERS
     6.1 Number, Titles, Term of Office. The officers of the Corporation shall be a President, a Secretary, and such other officers as the Board may from time to time elect or appoint, including a Chairman of the Board, one or more Vice Presidents (with each Vice President to have such descriptive title, if any, as the Board shall determine), and a Treasurer. Each officer shall hold office until his successor shall have been duly elected and shall have qualified, until his death, or until he shall resign or shall have been removed in the manner hereinafter provided. Any two or more offices may be held by the same person. None of the officers need be a stockholder or a director of the Corporation or a resident of the State of Delaware.
     6.2 Removal. Any officer or agent elected or appointed by the Board may be removed, either with or without cause, at any time by the Board.
     6.3 Vacancies. Any vacancy occurring in any office of the Corporation (by death, resignation, removal, or otherwise) may be filled by the Board.
     6.4 Authority. Officers shall have such authority and perform such duties in the management of the Corporation as are provided in these bylaws or as may be determined by resolution of the Board not inconsistent with these bylaws.
     6.5 Compensation. The compensation, if any, of officers and agents shall be fixed from time to time by the Board; provided, however, that the Board may delegate the power to determine the compensation of any officer and agent (other than the officer to whom such power is delegated) to the Chairman of the Board or the President.
     6.6 Chairman of the Board. The Chairman of the Board, if elected by the Board, shall have such powers and duties as may be prescribed by the Board. Such officer shall preside at all meetings of the stockholders and of the Board. Such officer may sign all certificates for shares of stock of the Corporation.
     6.7 President. The President may be the chief executive officer of the Corporation, if so designated by the Board, and, subject to the Board, he shall have general charge, management, and control of the properties and operations of the Corporation in the ordinary course of its business, with all such powers with respect to such properties and operations as may be reasonably incident to such responsibilities. If the Board has not elected a Chairman of the Board or in the absence or inability to act of the Chairman of the Board, the President shall exercise all of the powers and discharge all of the duties of the Chairman of the Board. As between the Corporation and third parties, any action taken by the President in the performance of the duties of the Chairman of the Board shall be conclusive evidence that there is no Chairman of the Board or that the Chairman of the Board is absent or unable to act.

     6.8 Vice Presidents. Each Vice President shall have such powers and duties as may be assigned to him by the Board, the Chairman of the Board, or the President, and (in order of their seniority as determined by the Board or, in the absence of such determination, as determined by the length of time they have held the office of Vice President) shall exercise the powers of the President during that officer’s absence or inability to act. As between the Corporation and third parties, any action taken by a Vice President in the performance of the duties of the President shall be conclusive evidence of the absence or inability to act of the President at the time such action was taken.
     6.9 Treasurer. The Treasurer shall have custody of the Corporation’s funds and securities, shall keep full and accurate account of receipts and disbursements, shall deposit all monies and valuable effects in the name and to the credit of the Corporation in such depository or depositories as may be designated by the Board, and shall perform such other duties as may be prescribed by the Board, the Chairman of the Board, or the President.
     6.10 Assistant Treasurers. Each Assistant Treasurer shall have such powers and duties as may be assigned to him by the Board, the Chairman of the Board, or the President. The Assistant Treasurers (in the order of their seniority as determined by the Board or, in the absence of such a determination, as determined by the length of time they have held the office of Assistant Treasurer) shall exercise the powers of the Treasurer during that officer’s absence or inability to act.
     6.11 Secretary. Except as otherwise provided in these bylaws, the Secretary shall keep the minutes of all meetings of the Board and of the stockholders in books provided for that purpose, and he shall attend to the giving and service of all notices. He may sign with the Chairman of the Board or the President, in the name of the Corporation, all contracts of the Corporation and affix the seal of the Corporation thereto. He may sign with the Chairman of the Board or the President all certificates for shares of stock of the Corporation, and he shall have charge of the certificate books, transfer books, and stock papers as the Board may direct, all of which shall at all reasonable times be open to inspection by any director upon application at the office of the Corporation during business hours. He shall in general perform all duties incident to the office of the Secretary, subject to the control of the Board, the Chairman of the Board, and the President.
     6.12 Assistant Secretaries. Each Assistant Secretary shall have such powers and duties as may be assigned to him by the Board, the Chairman of the Board, or the President. The Assistant Secretaries (in the order of their seniority as determined by the Board or, in the absence of such a determination, as determined by the length of time they have held the office of Assistant Secretary) shall exercise the powers of the Secretary during that officer’s absence or inability to act.
ARTICLE VII
CERTIFICATES AND STOCKHOLDERS
     7.1 Certificates for Shares. The shares of the Corporation shall be represented by certificates, provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Certificates for shares of stock of the Corporation shall be in such form as shall be approved by the Board. The certificates shall be signed by the Chairman of the Board or the President or a Vice President and also by the Secretary or an Assistant Secretary or by the Treasurer or an Assistant Treasurer. Any and all signatures on the certificate may be a facsimile and may be sealed with the seal of the Corporation or a facsimile thereof. If any officer, transfer agent, or registrar who has signed, or whose facsimile signature has been placed upon, a certificate has ceased to be such officer, transfer agent, or registrar before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue. The certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued and shall exhibit the holder’s name and the number of shares.
     7.2 Replacement of Lost or Destroyed Certificates. The Board may direct a new certificate or certificates to be issued in place of a certificate or certificates theretofore issued by the Corporation and alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate or certificates representing shares to be lost or destroyed. When authorizing such issue of a new certificate or certificates the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond with a surety or sureties satisfactory to the Corporation in such sum as it may direct as indemnity against any claim, or expense resulting from a claim, that may be made against the Corporation with respect to the certificate or certificates alleged to have been lost or destroyed.
     7.3 Transfer of Shares. Shares of stock of the Corporation shall be transferable only on the books of the Corporation by the holders thereof in person or by their duly authorized attorneys or legal representatives. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, the Corporation or its transfer agent shall issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.
     7.4 Registered Stockholders. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.
     7.5 Regulations. The Board shall have the power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer, and registration or the replacement of certificates for shares of stock of the Corporation.
     7.6 Legends. The Board shall have the power and authority to provide that certificates representing shares of stock bear such legends as the Board deems appropriate to assure that the Corporation does not become liable for violations of federal or state securities laws or other applicable law.

ARTICLE VIII
INDEMNIFICATION AND LIMITATION ON LIABILITY
     8.1 Indemnification of Directors, Officers and Others.
          (a) The Corporation shall indemnify any person who was, is, or is threatened to be made a party to a Proceeding (as defined in Section 8.1(b) below) by reason of the fact that he or she (1) is or was a director, officer, employee or agent of the Corporation or (2) while a director, officer, employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, agent, partner, venturer, proprietor, trustee, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise (an “Other Entity”), against expenses (including reasonable attorneys’ fees), judgments, fines, awards and amounts paid in settlement actually or reasonably incurred by him or her in connection with such Proceeding to the fullest extent permitted under the DGCL, as the same exists or may hereafter be amended. Such right shall be a contract right and as such shall run to the benefit of any director, officer, employee or agent who is elected and accepts the position of director, officer, employee or agent of the Corporation or elects to continue to serve as a director, officer, employee or agent of the Corporation while this Section 8.1 is in effect. Such right shall include the right to be paid by the Corporation expenses incurred by the director, officer, employee or agent, as the case may be, in investigating, defending or preparing for any such Proceeding in advance of its final disposition upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall be ultimately determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Article VIII to the maximum extent permitted under the DGCL, as the same exists or may hereafter be amended.
          (b) As used herein, the term “Proceeding” means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding.
     8.2 Continuing Right. In the event of the death of any person having a right of indemnification under this Article VIII, such right shall inure to the benefit of his or her heirs, executors, administrators, and personal representatives. The rights conferred in this Article VIII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the certificate of incorporation of the Corporation, bylaw, resolution of stockholders or directors, agreement, or otherwise.
     8.3 Limitation on Liability. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (c) under Section 174 of Title 8 of the DGCL or (d) for any transaction from which the director derived an improper personal benefit. In addition to the circumstances in which a director of the Corporation is not personally liable as set forth in the foregoing provisions of this Section 8.3, a director shall not be liable to the Corporation or its stockholders to the fullest extent as permitted by any law existing on the date these bylaws are adopted or enacted after the date these bylaws are adopted, including without limitation any subsequent amendment to the DGCL.
     8.4 Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of any Other Entity against any liability asserted against such person or incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article VIII or otherwise.
     8.5 Subrogation. In the event of payment under this Article VIII, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Corporation effectively to bring suit to enforce such rights.
     8.6 Enforceability of Right to Indemnification. The rights to indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall be enforceable by any person entitled to such indemnification or advancement of expenses in any court of competent jurisdiction. The burden of proving that such indemnification or advancement of expenses is not appropriate shall be on the Corporation.
     8.7 Amendment or Repeal. Any repeal or amendment of this Article VIII or of relevant portions of the DGCL or any applicable law or adoption of any provision of these bylaws or the certificate of incorporation of the Corporation inconsistent with this Article VIII shall not affect or diminish in any way (a) any limitation on the personal liability of a director of the Corporation arising from an act or omission occurring prior the time of such repeal, amendment or adoption or (b) the rights of any director, officer, employee or agent of the Corporation to indemnification under the provisions hereof with respect to any Proceeding arising out of, or relating to, any actions, transactions or facts occurring prior to the final adoption of such amendment or repeal or the effective date of such adoption.
ARTICLE IX
MISCELLANEOUS PROVISIONS
     9.1 Dividends. Subject to provisions of law and the certificate of incorporation of the Corporation, dividends may be declared by the Board at any regular or special meeting and may be paid in cash, in property, or in shares of stock of the Corporation. Such declaration and payment shall be at the discretion of the Board.
     9.2 Reserves. There may be created by the Board out of funds of the Corporation legally available therefor such reserve or reserves as the directors from time to time, in their discretion, consider proper to provide for contingencies, to equalize dividends, or to repair or maintain any property of the Corporation, or for such other purpose as the Board shall consider beneficial to the Corporation, and the Board may modify or abolish any such reserve in the manner in which it was created.

     9.3 Ratification. Any transaction, including any transaction questioned in any lawsuit on the ground of lack of authority, defective or irregular execution, adverse interest of a director, officer or stockholder, non-disclosure, miscomputation, or the application of improper principles or practices of accounting, may be ratified, before or after judgment is rendered in such lawsuit, by the Board or by the stockholders, and if so ratified shall have the same force and effect as if the transaction had been originally duly authorized. Such ratification shall be binding upon the Corporation and its stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned transaction.
     9.4 Books and Records. The Corporation shall keep correct and complete books and records of account, shall keep minutes of the proceedings of its stockholders and Board and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its stockholders, giving the names and addresses of all stockholders and the number and class of the shares held by each.
     9.5 Fiscal Year. The fiscal year of the Corporation shall be fixed by the Board; provided, that if such fiscal year is not fixed by the Board and the selection of the fiscal year is not expressly deferred by the Board, the fiscal year shall be the calendar year.
     9.6 Seal. The seal of the Corporation shall be such as from time to time may be approved by the Board.
     9.7 Bank Accounts and Drafts. In addition to such bank accounts as may be authorized by the Board, the primary financial officer or any person designated by such primary financial officer, whether or not an employee of the Corporation, may authorize such bank accounts to be opened or maintained in the name and on behalf of the Corporation as such person may deem necessary or appropriate, payments from such bank accounts to be made upon and according to the check of the Corporation in accordance with the written instructions of such primary financial officer, or other person so designated by such primary financial officer.
     9.8 Contracts. The Board may authorize any person or persons, in the name and on behalf of the Corporation, to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.
     9.9 Proxies; Powers of Attorney; Other Instruments. The Chairman of the Board, the President or any other person designated by either of them shall have the power and authority to execute and deliver proxies, powers of attorney and other instruments on behalf of the Corporation in connection with the rights and powers incident to the ownership of stock by the Corporation. The Chairman of the Board, the President or any other person authorized by proxy or power of attorney executed and delivered by either of them on behalf of the Corporation may attend and vote at any meeting of stockholders of any company in which the Corporation may hold stock, and may exercise on behalf of the Corporation any and all of the rights and powers incident to the ownership of such stock at any such meeting, or otherwise as specified in the proxy or power of attorney so authorizing any such person. The Board, from time to time, may confer like powers upon any other person.

     9.10 Financial Reports. The Board may appoint the primary financial officer or other fiscal officer or any other officer to cause to be prepared and furnished to stockholders entitled thereto any special financial notice and/or financial statement, as the case may be, which may be required by any provision of law.
     9.11 Resignations. Any director, committee member, or officer may resign by so stating at any meeting of the Board or by giving written notice to the Board, the Chairman of the Board, the President, or the Secretary. Such resignation shall take effect at the time specified therein or, if no time is specified therein, immediately upon its receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
     9.12 Securities of Other Corporations. The Chairman of the Board, the President, or any Vice President of the Corporation shall have the power and authority to transfer, endorse for transfer, vote, consent, or take any other action with respect to any securities of another issuer which may be held or owned by the Corporation and to make, execute, and deliver any waiver, proxy, or consent with respect to any such securities.
     9.13 Telephone Meetings. Stockholders (acting for themselves or through a proxy), members of the Board, and members of a committee of the Board may participate in and hold a meeting of such stockholders, Board, or committee by means of a conference telephone or similar communications equipment by means of which persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.
     9.14 Action Without a Meeting.
          (a) Unless otherwise provided in the certificate of incorporation of the Corporation, as long as Holdings collectively beneficially own, directly or indirectly, 50% or more of the outstanding shares of capital stock of the Corporation, any action required or permitted to be taken by the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of record of capital stock of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which the holders of all shares of capital stock of the Corporation authorized by law or by the certificate of incorporation of the Corporation to vote on such action were present and voted, and such writing or writings are filed with the permanent records of the Corporation. If Holdings collectively beneficially own, directly or indirectly, less than fifty percent (50%) of the outstanding shares of capital stock of the Corporation, then no action may be authorized by the stockholders without a meeting except for action taken with the unanimous consent of all holders of capital stock of the Corporation authorized by law or by the certificate of incorporation of the Corporation to vote on such action, and such writing or writings are filed with the permanent records of the Corporation.
          (b) Unless otherwise restricted by the certificate of incorporation of the Corporation or by these bylaws, any action required or permitted to be taken at a meeting of the

Board, or of any committee of the Board, may be taken without a meeting if a consent or consents in writing, setting forth the action so taken, shall be signed by all the directors or all the committee members, as the case may be, entitled to vote with respect to the subject matter thereof, and such consent shall have the same force and effect as a vote of such directors or committee members, as the case may be, and may be stated as such in any certificate or document filed with the Secretary of State of the State of Delaware or in any certificate delivered to any person. Such consent or consents shall be filed with the minutes of proceedings of the board or committee, as the case may be.
     9.15 Invalid Provisions. If any part of these bylaws shall be held invalid or inoperative for any reason, the remaining parts, so far as it is possible and reasonable, shall remain valid and operative.
     9.16 Mortgages, Etc.. With respect to any deed, deed of trust, mortgage, or other instrument executed by the Corporation through its duly authorized officer or officers, the attestation to such execution by the Secretary of the Corporation shall not be necessary to constitute such deed, deed of trust, mortgage, or other instrument a valid and binding obligation against the Corporation unless the resolutions, if any, of the Board authorizing such execution expressly state that such attestation is necessary.
     9.17 Headings. The headings used in these bylaws have been inserted for administrative convenience only and do not constitute matter to be construed in interpretation.
     9.18 References. Whenever herein the singular number is used, the same shall include the plural where appropriate, and words of any gender should include each other gender where appropriate.
     9.19 Amendments. The Board shall have power to adopt, amend or repeal these bylaws. The stockholders of the Corporation shall have the power to adopt, amend or repeal these bylaws at a duly called meeting of the stockholders; provided that notice of the proposed adoption, amendment or repeal was given in the notice of the meeting in accordance with Article II, if applicable.
     9.20 Stockholder Agreement. Notwithstanding anything else herein to the contrary and for so long as the Corporation remains a party to that certain Stockholder Agreement, dated as of February 11, 2010, among the Corporation and certain holders of its securities, as such agreement may be amended, modified, substituted or supplemented from time to time (the “Stockholder Agreement”), to the extent that the provisions of these bylaws and the Stockholder Agreement are inconsistent, the provisions of the Stockholder Agreement shall prevail, to the extent permitted under applicable law. For so long as the Corporation remains a party to the Stockholder Agreement any alteration, amendment or repeal of these bylaws, or adoption of new bylaws, shall be made, to the extent permitted under applicable law, consistently with the provisions of the Stockholder Agreement.
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     The undersigned hereby certifies that the foregoing bylaws were amended and restated pursuant to the provisions of Sections 109 of the DGCL.

/s/ Daniel J. Weber
Daniel J. Weber
Secretary

Signature Page to
Second Amended and Restated Bylaws of Viasystems Group, Inc.